NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 7:00 AM (Eastern) February 14, 2013

CONMED Corporation Announces Fourth Quarter 2012 Financial Results

- Sales Increase 8.4%

- GAAP EPS of $0.38

- Adjusted EPS of $0.52

- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, February 14, 2013 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and year ended December 31, 2012.

“Strong earnings and cash flow were the hallmarks of CONMED’s fourth quarter results, completing 2012 with the best quarterly performance of the year,” commented Mr. Joseph J. Corasanti, President and CEO. Reported earnings per share grew to $0.38 from a loss of $0.90 in the fourth quarter of 2011. Adjusted for restructuring and unusual items, diluted earnings per share grew 13.0% to $0.52 compared to $0.46 in the same quarter of 2011. Free cash flow for the fourth quarter of 2012 was $28.4 million, more than two times the net income for the quarter. Reported sales growth was 8.4% (7.8% constant currency) while organic sales growth was 3.3% excluding MTF and Viking revenues.

Fourth Quarter 2012 Financial Highlights:

•	Sales grew to $201.2 million, an increase of 8.4% (organic increase of 3.3%) and an increase of 7.8% on a constant currency basis as compared to the fourth quarter of 2011.

•	Single-use products grew 10.7% and comprise 79.7% of total sales.

•	Diluted earnings per share (GAAP) grew to $0.38 compared to a loss of $0.90.

•	Adjusted diluted earnings per share grew 13.0% to $0.52.

•	Adjusted EBITDA margin expanded 110 basis points to 18.1%.

•	GAAP EBITDA margin was 14.3%.

•	A favorable income tax benefit amounting to $0.04 per share was recorded due to the conclusion of a tax matter.

•	The Board of Directors declared a quarterly cash dividend of $0.15 per share, which was paid on January 7, 2013.

CONMED News Release Continued	Page 2 of 12	February 14, 2013

Year 2012 Financial Highlights

•	Sales grew to $767.1 million, an increase of 5.8% (organic increase of 1.5%) and an increase of 5.7% on a constant currency basis as compared to 2011.

•	Single-use products grew 8.5% comprising 80.0% of total revenues, while capital products declined 3.9%.

•	Diluted earnings per share (GAAP) grew to $1.41 vs. $0.03 in 2011.

•	Adjusted earnings per share grew 20.0% to $1.80.

•	Adjusted EBITDA margin expanded 140 basis points to 17.4%.

•	GAAP EBITDA margin was 14.5%.

International sales in the fourth quarter and full year 2012 were $101.0 million and $384.9 million, respectively, or 50.2% total sales for both periods. The recent volatility in foreign currency exchange rates was mitigated by the Company’s currency hedging. Fourth quarter 2012 sales were higher by $1.1 million and the year’s sales were lower by $4.4 million than would have been the case using comparable 2011 exchange rates.

Cash provided by operating activities in the fourth quarter of 2012 amounted to $33.9 million. For the full year 2012, cash provided by operating activities totaled $95.2 million. This cash generation is 16.9% of sales for the fourth quarter and 12.4% of sales for the 2012 year.

As a component of the Company’s capital allocation strategy, CONMED has returned value to shareholders through the initiation in early 2012 of a 15 cent quarterly dividend (which provides a yield of approximately 2% based upon the current share price). Further, the Board of Directors has previously authorized share repurchases and the Company has purchased approximately $15.9 million of its shares on the open market since October 2012. It is management’s intention, subject to market conditions and provisions of its credit agreement, to additionally repurchase approximately $35 million of CONMED stock over the next three to six months as an additional means of returning value to the Company’s shareholders.

Outlook

“Our outlook for 2013 is unchanged from our communication in October last year. We reiterate the estimated $1.80 - $1.90 adjusted diluted earnings per share guidance for 2013 on estimated sales of $785 - $795 million. This guidance recognizes the negative effects of the 2.3% excise tax on medical devices and foreign currency exchange rates lower than the FX rates at which we hedged our sales in 2012. These headwinds amount to approximately $0.25 per share and would have resulted in adjusted EPS growth of 14.0% to 19.0% without their deleterious effects,” noted Mr. Corasanti.

“Effectively, these external matters have caused us to re-set the base from which management will target earnings growth of approximately 15% annually in-line with our strategic plan,” continued Mr. Corasanti. “For the first quarter of 2013, we expect sales will approximate $192 - $198 million and adjusted diluted earnings per share will be in the range of $0.42 - $0.47.”

The sales and earnings forecasts for 2013 have been developed using January 2013 currency exchange rates and take into account the currency hedges entered into by the Company.

The adjusted estimates for the first quarter and full year 2013 exclude unusual matters, such as the restructuring costs expected to be incurred due to the Viking acquisition and the consolidation of the Tampere, Finland location into United States facilities. Costs related to these consolidation activities are excluded from the estimates above.

CONMED News Release Continued	Page 3 of 12	February 14, 2013

Unusual charges

During 2012, the Company purchased Viking Systems, Inc., a developer of 3D-HD surgical video systems, continued the on-going consolidation of certain administrative functions, transferred additional product lines to its Mexican manufacturing facility and began the consolidation of the Tampere, Finland facility. Also incurred were integration costs relative to the purchase of a distributor in northern Europe and litigation costs associated with a contractual dispute with a former distributor. Expenses associated with these activities, including severance and relocation costs, amounted to $4.0 million, net of tax, in the fourth quarter of 2012 and $11.2 million net of tax for the year. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For 2013, the Company presently anticipates incurring additional pre-tax restructuring costs of $8.0 - $10.0 million on projects currently in process.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income and adjusted earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities. These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP. Please refer to the attached reconciliations between GAAP and adjusted financial measures.

Conference call

The Company will webcast its fourth quarter 2012 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, February 14, 2013. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through February 28, 2013.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute approximately 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw materials or transportation (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 12	February 14, 2013

CONMED CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2012	2011	2012

Net sales	$185,577	$201,244	$725,077	$767,140

Cost of sales	88,224	91,424	346,676	354,245
Cost of sales, other - Note A	901	2,533	3,467	7,052

Gross profit	96,452	107,287	374,934	405,843

Selling and administrative	70,325	79,892	276,615	302,469
Research and development	7,152	6,850	28,651	28,214
Other expense – Note B	300	3,529	1,092	9,950
Impairment of goodwill – Note C	60,302	—	60,302	—

	138,079	90,271	366,660	340,633

Income (loss) from operations	(41,627)	17,016	8,274	65,210

Amortization of debt discount	565	—	3,903	—

Interest expense	1,494	1,397	6,676	5,730

Income (loss) before income taxes	(43,686)	15,619	(2,305)	59,480

Provision (benefit) for income taxes	(18,552)	4,722	(3,057)	18,999

Net income (loss)	$(25,134)	$10,897	$752	$40,481

Per share data:

Net Income (loss)
Basic	$(0.90)	$0.38	$0.03	$1.43
Diluted	(0.90)	0.38	0.03	1.41

Weighted average common shares
Basic	27,933	28,408	28,246	28,301
Diluted	27,933	28,727	28,633	28,653

Note A - Included in cost of sales, other in the three and twelve months ended December 31, 2011 and 2012 are costs related to the consolidation of our production facilities. Refer to the Reconciliation of Reported Net Income to Non-GAAP Net Income Before Unusual Items and Amortization of Debt Discount for further details.

Note B – Other expense in the three and twelve months ended December 31, 2011 and 2012 includes a number of unusual charges. Refer to the Reconciliation of Reported Net Income to Non-GAAP Net Income Before Unusual Items and Amortization of Debt Discount for further details.

Note C - Impairment of goodwill is a non-cash charge related to the CONMED Patient Care business unit resulting from the Company’s yearly evaluation of intangible asset values in accordance with ASC 350.

CONMED News Release Continued	Page 5 of 12	February 14, 2013

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS

	December 31,
	2011	2012
Current assets:
Cash and cash equivalents	$26,048	$23,720
Accounts receivable, net	135,641	139,124
Inventories	168,438	156,228
Income tax receivable	—	191
Deferred income taxes	10,283	11,931
Other current assets	16,314	14,993
Total current assets	356,724	346,187

Property, plant and equipment, net	139,187	139,041
Deferred income taxes	2,389	1,057
Goodwill	234,815	256,821
Other intangible assets, net	195,531	190,809
Other assets	6,948	150,547
Total assets	$935,594	$1,084,462

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$54,557	$1,050
Other current liabilities	76,627	121,458
Total current liabilities	131,184	122,508

Long-term debt	88,952	160,802
Deferred income taxes	92,785	107,518
Other long-term liabilities	49,602	86,636
Total liabilities	362,523	477,464

Shareholders' equity:
Capital accounts	244,980	256,672
Retained earnings	354,439	377,907
Accumulated other comprehensive loss	(26,348)	(27,581)
Total equity	573,071	606,998

Total liabilities and shareholders' equity	$935,594	$1,084,462

CONMED News Release Continued	Page 6 of 12	February 14, 2013

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve months ended
	December 31,
	2011	2012
Cash flows from operating activities:
Net income	$752	$40,481
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	42,687	46,616
Stock-based compensation expense	5,240	5,653
Deferred income taxes	(13,098)	12,946
Impairment of goodwill	60,302	—
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	8,464	1,687
Inventories	(7,850)	3,810
Accounts payable	2,649	259
Income taxes	4,672	(6,651)
Accrued compensation and benefits	1,673	767
Other assets	(4,243)	(1,210)
Other liabilities	1,745	(9,159)
Net cash provided by operating activities	102,993	95,199

Cash flows from investing activities:
Purchases of property, plant, and equipment, net	(17,552)	(21,532)
Proceeds from sale of property	—	1,836
Payments related to business acquisitions and distribution agreements, net of cash acquired	(4,191)	(86,253)
Net cash used in investing activities	(21,743)	(105,949)

Cash flows from financing activities:
Payments on debt	(114,010)	(54,657)
Proceeds of debt	58,000	73,000
Net proceeds from common stock issued under employee plans	6,117	10,165
Dividend payments on common stock	—	(12,862)
Repurchase of common stock	(15,021)	(3,923)
Other, net	(1,785)	(370)
Net cash provided by (used in) financing activities	(66,699)	11,353

Effect of exchange rate change on cash and cash equivalents	(920)	(2,931)

Net increase (decrease) in cash and cash equivalents	13,631	(2,328)

Cash and cash equivalents at beginning of period	12,417	26,048

Cash and cash equivalents at end of period	$26,048	$23,720

CONMED News Release Continued	Page 7 of 12	February 14, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME

BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT

Three Months Ended December 31, 2011 and 2012

(In thousands except per share amounts)

(unaudited)

	2011	2012

Reported net income (loss)	$(25,134)	$10,897

Facility consolidation costs included in cost of sales	901	2,533

Administrative consolidation costs included in other expense	—	3,053

Viking acquisition costs included in other expense	—	476

Costs associated with purchase of Nordic region distributor	300	—

Total other expense	300	3,529

Impairment of goodwill	60,302	—

Amortization of debt discount	565	—

Total unusual expense before income taxes	62,068	6,062

Provision (benefit) for income taxes on unusual expense	(24,073)	(2,074)

Net income before unusual items and amortization of debt discount.	$12,861	$14,885

Per share data:

Reported net income (loss)
Basic	$(0.90)	$0.38
Diluted	(0.90)	0.38

Net income before unusual items and amortization of debt discount
Basic	$0.46	$0.52
Diluted	0.46	0.52

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in previous releases which exclude such expense.

CONMED News Release Continued	Page 8 of 12	February 14, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME

BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT

Twelve Months Ended December 31, 2011 and 2012

(In thousands except per share amounts)

(unaudited)

	2011	2012

Reported net income	$752	$40,481

Facility consolidation costs included in cost of sales	3,467	7,052

Administrative consolidation costs included in other expense	792	6,497

Viking acquisition costs included in other expense	—	1,194

Costs associated with purchase of Nordic region distributor	300	704

Legal costs included in other expense	—	1,555

Total other expense	1,092	9,950

Impairment of goodwill	60,302	—

Amortization of debt discount	3,903	—

Total unusual expense before income taxes	68,764	17,002

Provision (benefit) for income taxes on unusual expense	(26,515)	(5,829)

Net income before unusual items and amortization of debt discount	$43,001	$51,654

Per share data:

Reported net income
Basic	$0.03	$1.43
Diluted	0.03	1.41

Net income before unusual items and amortization of debt discount
Basic	$1.52	$1.83
Diluted	1.50	1.80

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in previous releases which exclude such expense.

CONMED News Release Continued	Page 9 of 12	February 14, 2013

CONMED CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

	Three months ended		Twelve months ended
	Dec 31,		Dec 31,
	2011	2012	2011	2012

Reported income from operations	$(41,627)	$17,016	$8,274	$65,120

Facility consolidation costs included in cost of sales	901	2,533	3,467	7,052

Administrative consolidation costs included in other expense	—	3,053	792	6,497

Viking acquisition costs included in other expense	—	476	—	1,194

Costs associated with purchase of Nordic region distributor	300	—	300	704

Legal costs included in other expense	—	—	—	1,555

Impairment of goodwill	60,302	—	60,302	—

Adjusted income from operations	$19,876	$23,078	$73,135	$82,122

Operating margin
Reported (GAAP)	-22.4%	8.5%	1.1%	8.5%

Adjusted (non-GAAP)	10.7%	11.5%	10.1%	10.7%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of non-GAAP financial measures” above.

CONMED News Release Continued	Page 10 of 12	February 14, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three months ended		Twelve months ended
	Dec 31,		Dec 31,
	2011	2012	2011	2012

Net income	$(25,134)	$10,897	$752	$40,481

Provision for income taxes	(18,552)	4,722	(3,057)	18,999

Interest expense	1,494	1,397	6,676	5,730

Depreciation	4,817	4,617	18,519	18,635

Amortization of debt discount	565	—	3,903	—

Amortization, all other	5,273	7,100	19,105	27,305

EBITDA (using GAAP measures)	$(31,537)	$28,733	$45,898	$111,150

Stock-based compensation expense	1,526	1,538	5,240	5,653

Facility consolidation costs included in cost of sales	901	2,533	3,467	7,052

Administrative consolidation costs included in other expense	—	3,053	792	6,497

Viking acquisition costs included in other expense	—	476	—	1,194

Costs associated with purchase of Nordic region distributor	300	—	300	704

Legal costs included in other expense	—	—	—	1,555

Impairment of goodwill	60,302	—	60,302	—

Adjusted EBITDA	$31,492	$36,333	$115,999	$133,805

EBITDA Margin
EBITDA (using GAAP measures)	-17.0%	14.3%	6.3%	14.5%
Adjusted EBITDA (using non-GAAP measures)	17.0%	18.1%	16.0%	17.4%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 11 of 12	February 14, 2013

CONMED CORPORATION

Fourth Quarter Sales Summary

	Three Months Ended December 31,

				Constant
				Currency
	2011	2012	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$57.3	$69.6	21.5%	20.6%
Capital	17.1	17.0	-0.6%	-1.2%
	74.4	86.6	16.4%	15.6%

Powered Surgical Instruments
Single-use	19.7	20.5	4.1%	3.0%
Capital	17.1	17.8	4.1%	3.5%
	36.8	38.3	4.1%	3.3%

Electrosurgery
Single-use	19.2	20.1	4.7%	4.7%
Capital	6.5	6.0	-7.7%	-7.7%
	25.7	26.1	1.6%	1.6%

Endoscopic Technologies
Single-use	12.6	13.4	6.3%	5.6%

Endosurgery
Single-use and reposable	19.0	19.9	4.7%	4.2%

Patient Care
Single-use	17.1	16.9	-1.2%	-1.8%

Total
Single-use and reposable	144.9	160.4	10.7%	10.0%
Capital	40.7	40.8	0.2%	-0.2%
	$185.6	$201.2	8.4%	7.8%

CONMED News Release Continued	Page 12 of 12	February 14, 2013

CONMED CORPORATION

Year Sales Summary

	Year Ended December 31,

				Constant
				Currency
	2011	2012	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$226.9	$267.4	17.8%	17.7%
Capital	63.0	63.1	0.2%	0.8%
	289.9	330.5	14.0%	14.0%

Powered Surgical Instruments
Single-use	78.5	82.4	5.0%	4.9%
Capital	69.4	67.6	-2.6%	-2.7%
	147.9	150.0	1.4%	1.3%

Electrosurgery
Single-use	71.1	72.8	2.4%	2.4%
Capital	27.5	22.9	-16.7%	-17.0%
	98.6	95.7	-2.9%	-3.0%

Endoscopic Technologies
Single-use	49.3	53.2	7.9%	7.5%

Endosurgery
Single-use and reposable	73.7	74.0	0.4%	0.1%

Patient Care
Single-use	65.7	63.7	-3.0%	-3.0%

Total
Single-use and reposable	565.2	613.5	8.5%	8.4%
Capital	159.9	153.6	-3.9%	-3.8%
	$725.1	$767.1	5.8%	5.7%